UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 19, 2010

GOLDEN PHOENIX MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22905 (Commission File Number)	41-1878178 (IRS Employer Identification No.)

1675 East Prater Way, #102 Sparks, Nevada (Address of Principal Executive Offices)	89434 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry Into a Material Definitive Agreement

On August 19, 2010, Golden Phoenix Minerals, Inc. (the “Company”) entered into a Debt Settlement and Release Agreement (the “Agreement”) with Kent Aveson, a member of the Company’s board of directors (“Board”).  Pursuant to the terms of the Agreement, Mr. Aveson has agreed to release the Company from any and all obligations, claims and liabilities related to that certain debt owed to him pursuant to his employment agreement with the Ashdown Project, LLC (“Ashdown LLC”), which debt the Company agreed to assume upon the completion of the sale of its interest in the Ashdown LLC to Win-Eldrich Gold, Inc., in consideration for the payment by the Company of the total sum of thirty-five thousand eighty-eight dollars ($35,088).  Further information regarding the Company’s sale of its interest in the Ashdown LLC can be found in the Company’s Current Report on Form 8-K, as filed with the SEC on May 19, 2009.

Under the terms of the Agreement, in settlement of all outstanding amounts owed to Mr. Aveson in connection with the Ashdown LLC, including, but not limited to, those amounts due in unreimbursed expenses, unpaid vacation and salary, and an unpaid severance payment owing under Mr. Aveson’s employment agreement with Ashdown LLC, such sums totaling $35,088 (the “Outstanding Debt”), the Company agreed to pay Mr. Aveson the full amount of the Outstanding Debt as follows: (i) a cash payment of $11,696 upon entering into the Agreement; and (ii) monthly payments in the amount of $1,949.35 commencing on September 1, 2010 and ending on August 1, 2011, which in the aggregate will satisfy the remaining balance of the Outstanding Debt.  In exchange, Mr. Aveson agreed to a full release of all claims and liabilities of any kind arising out of or related to the Outstanding Debt.

The foregoing description is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of September 13, 2010, Kent Aveson resigned as an independent member of the board of directors (“Board”) of Golden Phoenix Minerals, Inc. (the “Company”) in order to devote more time to the Company in a key advisory capacity, as a member of its Technical Advisory Committee.  Mr. Aveson’s resignation did not result from any disagreement with the Company on any matter whatsoever, including the Company’s operations, policies or practices.

SECTION 7 – REGULATION FD

Item 7.01  Regulation FD Disclosure

On September 17, 2010, the Company issued a press release announcing Mr. Aveson’s resignation from the Board and appointment to the Technical Advisory Committee.

A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1	Debt Settlement and Release Agreement, dated August 19, 2010 between the Company and Kent Aveson
99.1	Company Press Release, dated September 17, 2010

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PHOENIX MINERALS, INC.,
a Nevada corporation

Dated:   September 17, 2010                                                By:  /s/ Robert P. Martin
Robert P. Martin
President